EXHIBIT 5.01

May 16, 2003

Lexar Media, Inc.

47421 Bayside Parkway

Fremont, California 94538

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) by Lexar Media, Inc., a Delaware corporation (the “Company”), on January 29, 2003 (File No. 333-102813), as amended by Amendment No. 1 filed with the Commission on March 14, 2003 and Amendment No. 2 filed with the Commission on May 16, 2003 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (1) the proposed issuance and sale, from time to time, by the Company of its (a) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), (b) shares of Preferred Stock, in one or more series, par value $0.0001 per share (the “Preferred Stock”), (c) secured or unsecured debt securities of the Company, in one or more series (the “Debt Securities”), and (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants,” and together with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”), having a maximum aggregate public offering price of up to $100,000,000 (or the equivalent in one or more foreign currencies) and (2) up to an aggregate of 3,483,797 shares of Common Stock (the “Selling Stockholders’ Stock”) for resale by certain selling stockholders specified in the Registration Statement and the prospectus associated therewith (the “Selling Stockholders”). The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”). We have assumed that if any Debt Securities are issued, they will only be issued pursuant to an indenture between the Company and State Street Bank and Trust Company of California, N.A. (the “Trustee”) in the form filed with the Registration Statement as an exhibit.

In rendering this opinion, we have examined the following:

(1)	a copy of the Company’s Second Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on August 18, 2000;

(2)	the Restated Bylaws of the Company, as adopted on January 21, 2000;

(3)	the Registration Statement, together with the exhibits filed as a part thereof;

(4)	the Prospectus;

(5)	the resolutions of the Company’s Board of Directors (the “Board”) adopted at a meeting on December 17, 2003, approving the filing of the Registration Statement and, subject to future action by the Board or a committee thereof, the sale and issuance of the Securities;

(6)	the forms of Underwriting Agreements for equity and debt securities;

(7)	the forms of Senior Indenture, Senior Debt Security, Subordinated Indenture and Subordinated Debt Security filed with the Registration Statement;

(8)	the forms of certificates of Common Stock and Preferred Stock, and the standard debt securities and stock warrant provisions;

(9)	a statement from the Company as of the date hereof as to the number of (i) outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights;

(10)	a statement from the Company’s transfer agent as to the number of issued and outstanding shares of Common Stock as of May 2, 2003;

(11)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations;

(12)	the Series C Preferred Stock Purchase Agreement dated as of February 12, 1998, by and between the Company and the investors listed therein, the Series D Preferred Stock Purchase Agreement dated November 18, 1998, by and between the Company and the investors listed therein, and the Series E Preferred Stock Purchase Agreement dated September 28, 1999, by and between the Company and the investors listed therein (collectively, the “Stock Purchase Agreements”), pursuant to which the Selling Stockholders acquired certain shares of the Company’s preferred stock that were automatically converted, upon the completion of the Company’s initial public offering, into the Selling Stockholders’ Stock (the “Underlying Stock”); and

(13)	the resolutions of the Board adopted at meetings on February 5, 1998, October 20, 1998, and September 15, 1999, approving the sale and issuance of the Underlying Stock to the Selling Stockholders.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (including the Selling Stockholders), the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates or instruments representing the Securities will have been properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.

We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the state of California, (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting these laws, and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the state of New York.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that the terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security and the compliance by the Company with the terms of such Security will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any restriction imposed by any court or governmental body having jurisdiction over the Company.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its stockholders if required by the laws of the states of California, Delaware or New York, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock and/or Preferred Stock at the time of each issuance of Securities. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities and the Warrants to purchase Debt Securities:

(a)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

(b)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(c)	the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(d)	the effect of California, New York and federal laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

Based upon the foregoing, we are of the opinion that:

1.    When (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company (including, if required, its stockholders) including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock into which such Debt Securities may be convertible, (ii) an indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the appropriate indenture and issued, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the stockholders and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

2.    When (i) appropriate corporate action has been taken by the Company (including, if required, its stockholders) regarding the creation of a particular series of the Preferred Stock, including (A) the authorization of the execution and filing of a certificate of designation conforming to the Delaware General Corporation Law regarding such series of the Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State and (B) the filing of the Certificate of Designation with the Delaware Secretary of State, (ii) shares of such series of the Preferred Stock have been issued and the issuance has been duly authorized by appropriate corporate action of the Company (including, if required, its stockholders), and (iii) certificates representing the shares of Preferred Stock have been duly executed by the Company, countersigned, registered, sold and delivered (x) in the manner and for the consideration approved by the Board and, if required, the stockholders (which consideration is not less than the par value of the Preferred Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, (y) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security (which consideration is not less than the par value of the Preferred Stock), and (z) in accordance with the terms of the particular series as established by the Board or a duly authorized committee of the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.    When (i) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of the Company (including, if required, its stockholders) and (ii) such shares of Common Stock have been issued and the certificates representing shares of Common Stock have been duly executed by the Company, countersigned, registered, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the stockholders (which consideration is not less than the par value of the Common Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security (which consideration is not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and non-assessable.

4.    When (i) the issuance of Warrants has been duly authorized by appropriate corporate action of the Company (including, if required, its stockholders), including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock into which such Warrants may be directly or indirectly exercisable, if and as applicable, (ii) a debt warrant agreement or stock warrant agreement, as the case may be, relating to such Warrants in the form filed as an exhibit to the Registration Statement has been duly authorized and validly executed and delivered by the Company and, if applicable, the warrant agent appointed by the Company, and (iii) such Warrants have been duly executed and authenticated in accordance with the terms of the appropriate agreement and issued, sold and delivered in the manner and for the consideration approved by the Board and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Warrants will be validly issued, and solely with respect to Warrants to purchase Debt Securities, will be valid and binding obligations of the Company.

5.    The Selling Stockholders’ Stock has been duly authorized and is validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus

constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of Securities and the resale of the Selling Stockholders’ Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ DAVID K. MICHAELS
David K. Michaels, a Partner
(with respect to the opinion in paragraph #1 above only)

By:	/s/ DENNIS R. DEBROECK
Dennis R. DeBroeck, a Partner
(with respect to all other matters)